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                                                                      Exhibit 11




                         PENWEST, LTD. AND SUBSIDIARIES
                       COMPUTATION OF EARNINGS PER SHARE




                                                  Quarter Ended                 Six Months Ended
                                                  February 28/29                 February 28/29
                                                  --------------                ----------------

                                            1997             1996             1997             1996
                                            ----             ----             ----             ----
PRIMARY:
--------

Net income                               $1,256,000        $ 908,000       $2,663,000       $2,656,000
                                         ==========        =========       ==========       ==========

Weighted average number of
      shares outstanding                  6,883,499        6,770,927        6,867,378        6,700,196

Net effect of dilutive stock options        129,964          242,022          135,883          293,181
                                         ----------       ----------      -----------       ----------

Adjusted shares outstanding               7,013,463        7,012,949        7,003,261        6,993,377
                                         ==========      ==========      ===========       ==========

Earnings per share                       $     0.18       $     0.13      $      0.38       $     0.38
                                         ==========       ==========      ===========       ==========


FULLY DILUTED:
--------------

Net income                               $1,256,000        $ 908,000       $2,663,000       $2,656,000
                                         ==========        =========       ==========       ==========

Weighted average number of
      shares outstanding                  6,883,499        6,770,927        6,867,378        6,700,196

Net effect of dilutive stock options        141,396          242,022          141,599          293,181
                                         ----------       ----------      -----------       ----------

Adjusted shares outstanding               7,024,895        7,012,949        7,008,977        6,993,377
                                         ==========       ==========      ===========       ==========

Earnings per share                       $     0.18       $     0.13      $      0.38       $     0.38
                                         ==========       ==========      ===========       ==========





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